AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 23, 1999

                   REGISTRATION STATEMENT NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                       EXCALIBUR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)

                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
       Delaware                (703) 761-3700                     85-0278207
(State or other jurisdiction  (Adress, including zip           (I.R.S. Employer
of incorporation or           code, and telephone              Indentification
organization)                 number, including area           Number)
                              code, of registrant's
                            principal executive offices)

                        1999 Incentive Stock Option Plan
                            (Full title of the plan)

                                James H. Buchanan
                Chief Financial Officer, Secretary and Treasurer
                       Excalibur Technologies Corporation
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182
                                 (703) 761-3700
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                             Robert H. Werbel, Esq.
                         Heller Ehrman White & McAuliffe
                                711 Fifth Avenue
                            New York, New York 10022
                                 (212) 832-8300


                            CALCULATION OF REGISTRATION FEE


---------------------------------- --------------------- ------------------------- ----------------------------- -----------------
 Title of Each Class of Securities          Amount to          Proposed Maximum            Proposed Maximum             Amount of
          to be Registered              be Registered(1)   Offering Price per Share  Aggregate Offering Price      Registration Fee
----------------------------------- --------------------- ------------------------- ---------------------------- ------------------
----------------------------------- --------------------- ------------------------- ----------------------------- -----------------
Common Stock, par value
$.01 per share                         1,000,000 Shares            $8.09 (2)                  $8,090,000                  $2,250
----------------------------------- --------------------- ------------------------- ----------------------------- -----------------


(1)  Pursuant to Rule 416 under the Securities Act, this registration statement  also covers an  indeterminate number  of  additional  shares as may be issued as a result  of  adjustments  by reason of any stock  split,  stock dividend or similar transaction.
(2) Estimated  pursuant to Rule 457(h) solely for the purpose of calculating  the amount of the  registration  fee.
The average of the high and low prices reported on The Nasdaq National Market System was $8.09 on September 21,
1999.

                                                     PART I

     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

Item 2.   Registrant Information and Employee Plan Annual Information

     The document(s) containing the information specified in this Part I will be sent or given to participants in the Excalibur Technologies Corporation 1999 Incentive Stock Option Plan to which this Registration Statement relates, as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and are not filed as part of this Registration Statement.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

       1. The Company's Annual Report on Form 10-K, for the fiscal year ended January 31, 1999.

       2. The Company's Quarterly Reports on Form 10-Q for the periods ended April 30, 1999 and July 31, 1999.

       3.  The Company proxy statement dated July 9, 1999.

       4. The Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the"Exchange Act") which contains a description of the Company's Common Stock.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable

Item 5.  Interests of Named Experts and Counsel

         Not applicable

Item 6.  Indemnification of Directors and Officers

         Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of is or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         Certificate of Incorporation and Bylaws. The Registrant's By-laws provide, pursuant to Section 145 of the General Corporation Law of the State of Delaware, for indemnification of officers, directors, employees and agents of the Registrant and persons serving at the request of the Registrant in such capacities within other business organizations against certain losses, costs, liabilities and expenses incurred by reason of their position with the Registrant or such other business organizations.

Item 7.  Exemption From Registration Claimed

         Not applicable

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement.

Exhibit
Number                             Description

4.1       1999 Incentive Stock Option Plan (1)
5.1       Opinion of Heller Ehrman White & McAuliffe, counsel to the Registrant.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Arthur Andersen LLP, Independent Accountants.
23.3      Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1).
24.1 Powers of Attorney (included as part of signature page of this Registration Statement).
____________________________________

(1) Incorporated herein by reference to the Company's Definitive Proxy Statement on Schedule 14A for the Company's 1999 Annual Meeting of Stockholders filed on July 9, 1999.

Item 9 Undertakings

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

Pursuant to the requirements of the Securities Act or 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Vienna, Commonwealth of Virginia, on the 15th day of September, 1999.

                                            EXCALIBUR TECHNOLOGIES CORPORATION

                                            By /s/ Patrick C. Condo
                                                Patrick C. Condo
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick C. Condo his/her true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.



                      SIGNATURE                                     CAPACITY                           DATE


      /s/ Patrick C. Condo                        President, Chief Executive Officer and   September 15, 1999
          Patrick C. Condo                        Director (Principal Executive Officer)

        /s/ Donald R. Keough                      Chairman of the Board                    September 20, 1999
          Donald R. Keough

        /s/ James H. Buchanan                     Chief Financial Officer, Secretary and   September 15, 1999
          James H. Buchanan                       Treasurer (Principal Financial Officer
                                                  and Principal Accounting Officer)

      /s/ Richard M. Crooks, Jr.                  Director                                 September 21, 1999
          Richard M. Crooks, Jr.

      /s/ John S. Hendricks                       Director                                 September 20, 1999
          John S. Hendricks

     /s/ W. Frank King III                        Director                                 September 16, 1999
          W. Frank King III

     /s/ John G. McMillian                        Director                                 September 17, 1999
          John G. McMillian

     /s/ Philip J. O'Reilly                       Director                                 September 17, 1999
          Philip J. O'Reilly

      /s/ Harry C. Payne                          Director                                 September 16, 1999
          Harry C. Payne


                                  EXHIBIT INDEX

Exhibit
Number                             Description

4.1       1999 Incentive Stock Option Plan (1)
5.1       Opinion of Heller Ehrman White & McAuliffe, counsel to the Registrant.
23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
23.2      Consent of Arthur Andersen LLP, Independent Accountants.
23.3      Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1).
24.1 Powers of Attorney (included as part of signature page of this Registration Statement).
____________________________________

(1) Incorporated herein by reference to the Company's Definitive Proxy Statement on Schedule 14A for the Company's 1999 Annual Meeting of Stockholders filed on July 9, 1999.

                                   EXHIBIT 5.1

                   OPINION OF HELLER EHRMAN WHITE & MCAULIFFE



                                                     September 23, 1999


Excalibur Technologies Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Excalibur Technologies Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about September 23, 1999, for the purpose of registering under the Securities Act of 1933, as amended, 1,000,000 shares of its Common Stock, $.01 par value (the "Shares"), issuable pursuant to the Company's 1999 Incentive Stock Option Plan (the "Plan").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:
             (a) The Certificate of Incorporation of the Company, as amended as of the date hereof;

             (b)  The By-laws of the Company, as amended as of the date hereof;

             (c) Records  certified to us by an officer of the Company as constituting the records of proceedings and actions of the Board of Directors of the Company relating to the issuance of the Shares;

             (d)  The Registration Statement; and

             (e)  The Plan.

         This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the Shares are issued and paid for in accordance with the terms of the Plan; (iii) appropriate stock certificates evidencing the Shares are executed and delivered; and (iv) all applicable securities laws are complied with, it is our opinion that the Shares will be duly authorized and validly issued, and fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts which we become aware after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                               Very truly yours,

                                      /s/ Heller Ehrman White & McAuliffe
                                          HELLER EHRMAN WHITE & MCAULIFFE

                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 1999 relating to the financial statements and financial statement schedules of Excalibur Technologies Corporation, which appears in Excalibur Technologies Corporation's Annual Report on Form 10-K for the year ended January 31, 1999.



PricewaterhouseCoopers LLP
McLean, Virginia
September 22, 1999

                                  EXHIBIT 23.2

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 1998 included in Excalibur Technologies Corporation's Form 10-K for the year ended January 31, 1999.




ARTHUR ANDERSEN LLP

Vienna, Virginia
September 22, 1999







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